Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS A (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (IV) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF THE ACT.

CONVERTIBLE PROMISSORY NOTE

$420,000	Dated March 3, 2004

FOR VALUE RECEIVED, Trestle Holdings, Inc., a Delaware corporation (“Maker”), promises to pay to Zaykowski Partners, LP (“Holder”) the principal amount of Four Hundred Twenty Thousand Dollars ($420,000), plus interest on the unpaid principal amount at the rate of ten percent (10%) per annum, compounded semi-annually.  Interest for each six-month period commencing on the date hereof shall be fully accrued as of the first day of such six-month period and shall be payable in arrears on the last day of such six-month period.  [Interest hereunder shall accrue and be added to the principal amount of this Note and be payable on (and not before) the date that the principal amount of this Note is due.]

1.             Terms of Payment.

(a)           Mandatory Payment.  Unless converted earlier as provided herein, the entire principal amount of this Note and all accrued and unpaid interest shall be payable in full on March 3, 2005 or earlier if accelerated in accordance with Section 1(b) of this Note (the “Maturity Date”).

(b)           Acceleration on Liquidation.  Upon Maker commencing any proceeding or action for liquidation of Maker, whether under any present or future California, bankruptcy, insolvency or similar statute, law or regulation, the entire principal amount of this Note plus accrued interest shall be immediately due and payable.

(c)           Manner of Payment.  All payments made hereunder shall be paid to Holder at [address], or such other place as may be designated in writing by Holder, in immediately available United States funds without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.  Upon the payment in full of the principal amount of this Note and accrued but unpaid interest thereon, this Note shall be surrendered to Maker for cancellation, Holder’s security interest in the Collateral shall automatically terminate and all appropriate UCC termination statements and any other filings necessary to reflect the termination of Holder’s security interest in the Collateral shall be filed in the appropriate governmental offices; and Holder shall take all such actions as Maker reasonably requests from time to time to effect such termination and release.

2.             Conversion By Maker.  The entire principal amount of this Note and all accrued interest may be converted by Maker in its sole discretion at any time prior to the Maturity Date following the issuance in one or more related closings (the “Qualified Financing”) of Common Stock, par value $0.001 per share, of Maker (the “Financing Stock”) generating gross proceeds to Maker of at least One Million Dollars ($1,000,000), into the number of shares of Financing Stock which is determined by dividing (x) the aggregate dollar amount of principal and accrued interest of this Note, by (y) the per share purchase price of Financing Stock paid by investors in the Qualified Financing.

3.             Representations and Warranties.  Maker hereby represents and warrants to Holder as of the date hereof as follows:

(a)           Authority Relative to Note.  Maker has full corporate power and authority to execute and deliver this Note and to perform its obligations hereunder.  The execution and delivery by Maker of this Note and the performance by Maker of its obligations hereunder have been duly and validly authorized by all necessary action by the Board of Directors of Maker, and no other action on the part of the Board of Directors or shareholders of Maker is required to authorize the execution, delivery and performance of this Note.  This Note has been duly and validly executed and delivered by Maker and constitutes a legal, valid and binding obligation of Maker enforceable against Maker in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity.

(b)           No Conflicts.  The execution and delivery by Maker of this Note does not, and the performance by Maker of its obligations under this Note does not and will not:

(i)            conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter or bylaws of Maker;

(ii)           conflict with or result in a violation or breach of any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law, whether in the United States or any state or of any governmental or regulatory authority, applicable to Maker or any of its assets and properties; or

(iii)          (a) conflict with or result in a violation or breach of, (b) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (c) require Maker to obtain any consent, approval or action of, make any filing with or give any notice to any person or entity as a result or under the terms of, (d) result in or give to any individual or entity any right of termination, cancellation, acceleration or modification in or with respect to, (e) result in or give to any person or entity any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (f) result in the creation or imposition of (or the obligation to create or impose) any lien upon Maker or any of its assets and properties under or (g) result in the loss of a material benefit

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under, any of the terms, conditions or provisions of any contract or license to which Maker is a party or by which any of Maker’s assets and properties is bound.

(c)           Liens.  Schedule A attached hereto is a list of all outstanding liens, encumbrances or other security interests (collectively, the “Liens”) of Maker as of the date hereof.  Except as listed on Schedule A, there are no Liens of any kind or nature whatsoever in the assets or properties of Maker as of the date hereof.

4.             Presentment, Notice, etc.  Maker and any endorser or other person liable hereunder expressly agree that (a) presentment, notice of dishonor, protest, notice of protest and any and all demands or notices are hereby waived; (b) this Note shall be binding upon Maker and any endorser and their respective successors in interest; and (c) this Note and any payment hereunder may be extended from time to time without in any way affecting the liability of Maker or any endorser hereunder.

5.             Holder’s Representations.  Holder hereby makes the representations, warranties and covenants set forth on Schedule B hereto as though fully set forth herein.

6.             General.  This Note shall be governed and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.  All notices hereunder shall be in writing.  No right, power or remedy conferred by this Note upon Maker shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.  If Maker, prior to completion of a Qualified Financing, issues one or more convertible promissory notes with terms more favorable than the terms of this Note, this Note shall be deemed to be amended to reflect all of the terms and conditions of such other notes.

7.             Costs; Attorney’s Fees.  Maker shall pay on demand all costs and expenses of collection incurred or paid by Holder in enforcing the terms hereof or in protecting Holder’s interest hereunder.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

Executed at Los Angeles, California, as of this 3rd day of March 2004.

TRESTLE HOLDINGS, INC.,
a Delaware corporation

By:	/s/ GARY FREEMAN
Gary Freeman
Chief Financial Officer

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Acknowledged and agreed to:

Zaykowski Partners, LP

By:	/s/ PAUL ZAYKOWSKI
Name:	Paul Zaykowski
Title:

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SCHEDULE A

Liens

SCHEDULE B

Representations, Warranties and Covenants of Holder

Holder hereby represents, warrants and covenants to Maker as follows:

(a)           Holder has full capacity, power and authority to countersign and deliver the Note.

(b)           The execution and delivery by Holder of the Note have been duly and validly authorized by all necessary action by Holder, and no other action on the part of Holder is required to authorize the execution, delivery and performance of the Note.

(c)           Without limiting the terms of the investment representations set forth below, Holder represents that Holder has:

(i)            had an opportunity to ask questions and receive answers from Maker and its officers and directors regarding matters relevant to Maker and an investment therein;

(ii)           further had the opportunity to obtain any and all information that Holder deemed necessary or appropriate to evaluate Maker and the investment represented by the Note (and the other Securities, as defined below) as well as to verify the accuracy of information otherwise provided to Holder; and

(iii)          received and reviewed all information that Holder deemed necessary or appropriate to evaluate Maker and the investment represented by the Note (and the other Securities, as defined below).

(d)           Holder is experienced in making investments in the unregistered and restricted securities of development stage companies.  Holder understands that such investments (including that represented by the Securities) involve a high degree of speculation and risk.  Holder has such knowledge and experience in financial and business matters that Holder is capable of evaluating the merits and risks of the investment in Maker represented by the Securities and, by reason of Holder’s financial and business experience, Holder has the capacity to protect Holder’s interest in connection with the investment in the Securities.  Holder is financially able to bear the economic risk of the investment represented by the Securities, including a total loss of such investment.

(e)           Either (i) Holder has a preexisting personal or business relationship with Maker or one or more of its officers, directors or control persons or (ii) by reason of Holder’s business or financial experience, Holder is capable of evaluating the risks and merits of the investment represented by the Securities and of protecting Holder’s own interests in connection with such investment.

(f)            Holder is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the “Act”).

(g)           The Note, any securities acquired upon a conversion of the Note, any warrant issuable in connection with the Note and any securities issuable upon the exercise of such a warrant (collectively the “Securities”) are being and will be acquired by Holder (i) solely for investment purposes, (ii) for Holder’s own account only and (iii) not for sale, transfer or with a view to any distribution of all or any part of such Securities.  No other person will have any direct or indirect beneficial interest in the Securities.

(h)           Holder understands that no public market now exists for any securities of Maker and that Maker has made no assurances or representations whatsoever that a public market will ever exist for any of Maker’s securities.

(i)            Holder has not engaged any brokers, finders or agents and has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finder’s fees or agents’ commissions or any similar charges in connection with the Securities and the transactions contemplated hereby.

(j)            Holder acknowledges that the Securities have not been and will not be registered under the Act or qualified under the California Corporate Securities Law of 1968, as amended, or any other applicable blue sky laws in reliance, in part, on the representations and warranties herein.

(k)           Holder understands that (i) the Securities are “restricted securities” under the federal securities laws (e.g., the Act) insofar as the Securities will be acquired from Maker in a transaction not involving a public offering, (ii) under such laws and applicable regulations, the Securities may be resold without registration under the Act only in certain limited circumstances and (iii) in the absence of registration under the Act (which is not presently contemplated and with respect to which Maker has no obligation) the Securities must be held indefinitely.  Holder understands the resale limitations imposed by the Act and is familiar with Rule 144 under the Act, as presently in effect, and the conditions that must be met in order for Rule 144 to be available with respect to the resale of “restricted securities.”  Holder understands that Maker does not presently meet conditions for the availability of Rule 144 under certain circumstances (e.g., the provision of current “public company” information) and that Maker has no present plans ever to do so.

(l)            Holder understands that any certificates evidencing the Securities may bear one or all of the following legends:

(i)            “THIS CONVERTIBLE PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS THERE IS A (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO MAKER THAT SUCH REGISTRATION IS NOT REQUIRED, (III) RECEIPT OF A NO-ACTION LETTER(S) FROM THE APPROPRIATE GOVERNMENTAL AUTHORITY(IES), OR (IV) UNLESS PURSUANT TO AN EXEMPTION THEREFROM UNDER RULE 144 OF THE ACT.”

(ii)           any legend required by applicable state securities laws.

(iii)          any legend required by Maker’s certificate of incorporation or certificate of determination.

(iv)          any legend required by any applicable shareholders’ agreement.

(m)          Without in any way limiting the representations set forth above, Holder further agrees not to make any disposition of all or any portion of the Securities purchased hereunder unless and until:

(i)            there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement and any applicable requirements of state securities laws; or

(ii)           Holder shall have (1) notified Maker of the proposed disposition, (2) furnished Maker with a detailed statement of the circumstances surrounding the proposed disposition and (3) furnished Maker with a written opinion of counsel, reasonably satisfactory to Maker, that such disposition will not require registration of any securities under the Act or the consent of (or a permit from) any authority under any applicable state securities laws.

(n)           In the case of any disposition of any Securities pursuant to Rule 144 under the Act, then in addition to the matters set forth above, Holder shall promptly forward to Maker a copy of any Form 144 filed with the Securities and Exchange Commission (the “SEC”) with respect to such disposition and a letter from the executing broker satisfactory to Maker evidencing compliance with Rule 144.  If Rule 144 is amended or if the SEC’s interpretations thereof in effect at the time of any such disposition by Holder have changed from the SEC’s present interpretations thereof, Holder shall provide Maker with such additional documents as Maker may reasonably require.

(o)           In the event of an initial public offering relating to any of Maker’s securities, or any securities into which such securities may be converted or exchanged, Holder shall enter into a lock-up agreement upon such terms as shall be requested by the managing underwriter for such offering.

(p)           At the request of Maker, Holder agrees to enter into any shareholders’ agreement with respect to the Securities into which this Note is converted in the form entered into by the other holders of such Securities.

SCHEDULE C

ESCROW AGENT INSTRUCTIONS

The undersigned authorizes Kellogg & Andelson, acting solely as escrow holder in connection with the Trestle Holdings Inc. private placement, to transfer Holder’s existing escrow deposit of $420,000 to the appropriate bank account as instructed by the management of Trestle Holdings, Inc.

By:
Name:
Title: